    As filed with the Securities and Exchange Commission on February 10, 1999
                                                  Registration No.  333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             CANNONDALE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    06-0871823
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               16 Trowbridge Drive
                            Bethel, Connecticut 06801
          (Address of Principal Executive Offices, Including Zip Code)

                             1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 William A. Luca
                             Chief Financial Officer
                             CANNONDALE CORPORATION
                               16 Trowbridge Drive
                            Bethel, Connecticut 06801
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

                                    COPY TO:

                              John T. Capetta, Esq.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard
                           Stamford, Connecticut 06901

                                  -------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================

   Title of Securities        Amount to be        Proposed Maximum       Proposed Maximum           Amount of
    to be Registered           Registered        Offering Price Per     Aggregate Offering      Registration Fee
                                                      Share(1)               Price(1)
--------------------------------------------------------------------------------------------------------------------

Common Stock,
par value $.01 per share    1,000,000 shares          $7.813(1)            $7,813,000(1)            $2,172.01
====================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Cannondale Corporation's Common Stock on February 5, 1999, as reported by the Nasdaq National Market.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Cannondale Corporation (the "Registrant") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998, as filed with the Commission on September 25, 1998;

                  (b) The Registrant's Form 10-Q for the quarter ended September 26, 1998, as filed with the Commission on November 10, 1998; Form 10-Q for the quarter ended December 26, 1998, as filed with the Commission on February 9, 1999; and

                  (c) The description of the Registrant's common stock, $.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on September 29, 1994 under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  All reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article XI of the Registrant's Amended and Restated Bylaws provides for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into indemnification agreements with the directors and officers of the Registrant, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the Registrant. Among other exclusions, the Registrant shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.


EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

   4.1          Amended      and      Restated     Certificate of  Incorporation
               (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-84566).

   4.2 Certificate of Amendment to Restated Certificate of Incorporation, effective as of November 17, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

   4.3          Form  of  Amended  and   Restated   Bylaws  of  the   Registrant
                (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No. 33-84566).

   4.4 Rights Agreement, dated December 22, 1997, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Commission on December 23, 1997).

   4.5          1994   Stock   Option   Plan,  as amended as of February 5, 1998
                (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

   4.6 1994 Management Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

   4.7          1994 Employee Stock Purchase Plan (incorporated  by reference to
                Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

   4.8 1995 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.4 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

   4.9          1996   Stock   Option   Plan,  as amended as of February 5, 1998
                (incorporated by reference to Exhibit 4.5 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

  *4.10         1998 Stock Option Plan.

    *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

  *23.1         Consent of Ernst & Young LLP.

  *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

   *24          Power   of   Attorney   (incorporated   by   reference  to   the
                signature  page of  this  Registration Statement).

---------------------
*  Filed herewith.


ITEM 9.           UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bethel, State of Connecticut, on February 10, 1999.

                                        CANNONDALE CORPORATION



                                        By:  /s/ William A. Luca
                                        Name:  William A. Luca
                                        Title: Vice President, Treasurer
                                               and Chief Financial Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Joseph S. Montgomery and William A. Luca, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                          TITLE                 DATE

/s/ Joseph S. Montgomery     Chairman, President, Chief       February 8, 1999
Joseph S. Montgomery         Executive Officer and Director
                             Principal Executive Officer)

/s/ William A. Luca          Vice President, Treasurer,       February 10, 1999
William A. Luca              Chef Financial Officer and
                             Director (Principal
                             Financial Officer)

/s/ John P. Moriarty         Assistant Treasurer,             February 10, 1999
John P. Moriarty             Assistant Secretary and
                             Chief Accounting Officer
                             (Principal Accounting
                             Officer)

SIGNATURE                     TITLE                                 DATE



/s/ Daniel C. Alloway        Director                         February 10, 1999
Daniel C. Alloway


/s/ James Scott Montgomery   Director                         February 10, 1999
James Scott Montgomery


/s/ John Sanders             Director                         February 10, 1999
John Sanders


/s/ Michael J. Stimola       Director                         February 10, 1999
Michael J. Stimola


/s/ Greg Griffin             Director                         February 9, 1999
Greg Griffin


/s/ Sally Palmer             Director                         February 10, 1999
Sally Palmer

                                  EXHIBIT INDEX


       EXHIBIT NO.                   DESCRIPTION
       -----------                   -----------
           4.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-84566).

           4.2 Certificate of Amendment to Restated Certificate of Incorporation, effective as of November 17, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

           4.3 Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1, Registration No.
                           33-84566).

           4.4 Rights Agreement, dated December 22, 1997, between the Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Commission on December 23, 1997).

           4.5 1994 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.2 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.6 1994 Management Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.7 1994 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8, Registration No. 333-40879).

           4.8 1995 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.4 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

           4.9 1996 Stock Option Plan, as amended as of February 5, 1998 (incorporated by reference to Exhibit 4.5 to the Registrant's Form 10-K for the fiscal year ended June 27, 1998).

          *4.10            1998 Stock Option Plan.

          *5 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

          *23.1            Consent of Ernst & Young LLP.

       EXHIBIT NO.                     DESCRIPTION
       -----------                     -----------

          *23.2 Consent of Kelley Drye & Warren LLP (included in their opinion filed as Exhibit 5 hereto).

          *24 Power of Attorney (incorporated by reference to the signature page of this Registration Statement).
---------------------
*  Filed herewith.